Exhibit 10.3

Optel Capital, LLC

NON-BINDING TERM SHEET

This Non-Binding Term Sheet (this “Non-Binding Term Sheet”) sets forth our current intent with regard to the financing proposal of Lender and/or its affiliates to Borrower. This Non-Binding Term Sheet is for discussion purposes only, does not express the agreement of the parties and is intended solely as a negotiation aid by the parties. This Non-Binding Term Sheet shall not constitute a binding agreement of Lender or Borrower, and any such binding agreement of Lender and Borrower shall be subject to the execution and delivery by Borrower of the documents outlined below.

I.   PARTIES:
Borrower:           Digital Lightwave, Inc. (“Borrower”), a Delaware corporation.
Lender:           Optel Capital, LLC (“Lender”), a Delaware limited liability company, or its assigns.

II.   OUTSTANDING DEBT:
Maturity:           The maturity date of all outstanding debt and accrued interested evidenced by those several secured promissory notes (currently equal to approximately $18,400,000 plus accrued interest) (the “Outstanding Debt”) issued by Borrower to Lender and Optel, LLC, shall be extended from July 31, 2004 (the “Original Maturity Date”) until December 31, 2005 (the “New Maturity Date”), subject to Section V below.
Conversion:       The entire outstanding principal amount and accrued interest of the Outstanding Debt, or any portion thereof, shall be convertible at the option of the Lender into shares of Common Stock of Borrower (the “Common Stock”) at any time prior to the New Maturity Date, at an initial conversion price (“Conversion Price”) equal to the lesser of (i) 100% of the average of the daily volume-weighted average price of the common stock of Borrower quoted on the NASDAQ during the period of five consecutive trading days ending on, but not including, the date of the execution of this Non-Binding Term Sheet (the “Term Sheet Date”), (ii) 100% of the average of the daily volume-weighted average price of the common stock of Borrower quoted on the NASDAQ during the period of five consecutive trading days ending on, but not including, the date the parties execute the definitive agreements contemplated herein (the “Execution Date”), or (iii) 100% of the average of the daily volume-weighted average price of the common stock of Borrower quoted on the NASDAQ during the period of five consecutive trading days ending on, but not including, the date Borrower obtains disinterested stockholder approval of the transactions contemplated herein (the “Approval Date”).
    Anti-Dilution
     Protection:            The Conversion Price shall be subject to a broad-based weighted average anti-dilution adjustment in the event that Borrower issues additional equity securities (other than shares reserved or approved under Borrower’s employee stock plans and certain other customary exceptions) at a purchase price per share less than the applicable Conversion Price. The Conversion Price shall also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

Documentation:       The several secured promissory notes evidencing the Outstanding Debt shall be amended and restated in their entirety into a single new convertible secured promissory note having substantially the same terms other than as modified by the terms set forth herein (the “Amended Original Note”).

Security:           The obligations of Borrower under the Amended Original Note shall continue to be secured by a perfected first priority security interest in all of the assets of Borrower on the same terms of the existing Amended and Restated Security Agreement.
III.   NEW ADVANCES:

    Subsequent Advances:   Lender and Borrower shall negotiate in good faith to determine prior to the execution of definitive agreements such additional amount of funds that Lender may advance to Borrower, from time to time, for use by Borrower to satisfy its pending settlement and restructuring obligations and short term working capital needs (the “Subsequent Advances”).
    Terms:           The Subsequent Advances shall be made on substantially the same terms as Lender has previously advanced funds to Borrower under the several secured promissory notes as modified by the terms set forth herein, including the modification set forth in the paragraph’s entitled Maturity, Conversion and Anti-Dilution Protection. All such amounts shall be secured by a perfected first priority security interest in all of the assets of Borrower on the same terms of the existing Amended and Restated Security Agreement.

IV.    PRINCIPAL WARRANT TERMS:

    Long Term Warrant:   In consideration for extending the maturity of the Outstanding Debt and making the Subsequent Advances Lender shall receive as soon as practicable following the Approval Date a warrant (the “Long Term Warrant”) to purchase that number of shares of Common Stock equal to 100% of the total amount of the Outstanding Debt plus the total principal and accrued interest amount of all Subsequent Advances outstanding prior to the Approval Date, divided by the initial Exercise Price.
    Term:           The Long Term Warrant, or any portion thereof, shall be exercisable at any time, and from time to time, after the date of issuance and for a period of 5 years thereafter.
    Exercise Price:       The Long Term Warrant shall have an initial exercise price (“Exercise Price”) per share equal to the lesser of (i) 100% of the average of the daily volume-weighted average price of the common stock of Borrower quoted on the NASDAQ during the period of five consecutive trading days ending on, but not including, the Term Sheet Date, (ii) 100% of the average of the daily volume-weighted average price of the common stock of Borrower quoted on the NASDAQ during the period of five consecutive trading days ending on, but not including, the Execution Date, or (iii) 100% of the average of the daily volume-weighted average price of the common stock of Borrower quoted on the NASDAQ during the period of five consecutive trading days ending on, but not including, the Approval Date. The Long Term Warrant shall include a cashless net exercise provision permitting the Lender to pay the Exercise Price by trading in the Long Term Warrant for the number of shares of common stock equal to the quotient of the aggregate fair market value of the shares issuable upon exercise of the Long Term Warrant on the date of exercise less the aggregate Exercise Price divided by the fair market value of one share.
    Short-Term Warrant:   Borrower shall also issue Lender as soon as practicable following the Approval Date a short term warrant (the “Short Term Warrant”) exercisable into that number of shares equal to the aggregate number of shares exercisable under the Long Term Warrant and having the same exercise price and same anti-dilution protection as the Long Term Warrant. The Short Term Warrant, however, shall only be exercisable for a period of 180 days after the effective date of the registration statement filed by the Borrower covering the resale of the common stock underlying the warrants and convertible notes. Further, the Short Term Warrant shall not include a cashless net exercise provision, but shall only be exercisable for cash or forgiveness of indebtedness.

    Anti-Dilution
    Protection:       The exercise price of the Long Term Warrant and the Short Term Warrants (collectively, the “Warrants”) shall be subject to a broad-based weighted average anti-dilution adjustment in the event that Borrower issues additional equity securities (other than shares reserved or approved under Borrower’s employee stock plans and certain other customary exceptions) at a purchase price per share less than the applicable exercise price. The exercise price shall also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.
V.   APPROVAL

    Board Approval/
    Fairness Opinion:       Prior to executing any of the definitive agreements relating to the transactions contemplated herein, Borrower shall provide evidence to the Lender that:
                   (i)   a majority of the independent and disinterested directors of the Borrower approved each of the transactions contemplated herein; and
                   (ii)   the Company received an opinion issued by an independent and reputable financial advisor as to the fairness of each of the transactions contemplated herein.
    Stockholder Approval:   The closing of all of the transactions set forth herein shall be subject to, among other matters to be determined by the Lender, the approval of the affirmative vote of a majority of the stockholders of the Borrower whom are not affiliated with Lender or any of its affiliates.
    No Vote:           In the event a majority of the stockholders of the Borrower whom are not affiliated with Lender or any of its affiliates do not approve the transactions set forth herein, the Outstanding Debt plus the principal and accrued interest outstanding on all of the Subsequent Advances shall become due and payable in full on the Original Maturity Date or such later date as provided immediately below.
    Extension of Original
    Maturity Date:        If the date of the meeting of stockholders of the Borrower at which the transactions contemplated herein are to be approved occurs later than the Original Maturity Date, the Lender shall extend the Original Maturity Date until the first date following the date of such meeting, but in no event later than September 15, 2004.

IV.   OTHER TERMS:

    Registration Rights:   The Borrower shall file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Outstanding Debt, the principal and accrued interest outstanding on all of the Subsequent Advances and the Warrants, and up to an additional 5,000,000 shares of Common Stock currently held by Lender and its affiliates, as soon as practicable following the Approval Date.
    Taxes:               Borrower shall bear the cost of all taxes associated with the consummation of the transactions contemplated herein.
    Documentation:   The parties shall enter into definitive agreements to be prepared by counsel to Lender containing the transactions set forth herein.
    Non-Binding           This Non-Binding Term Sheet is not intended to be all inclusive. If and when executed, the definitive agreements will contain additional terms and conditions.

By acknowledging this Non-Binding Term Sheet below, Borrower has expressed its willingness to proceed with discussions and negotiations based upon the terms set forth above. If Borrower does not acknowledge and return this Non-Binding Term Sheet to Lender within seven (7) days after the date of this Non-Binding Term Sheet, Lender will consider that Borrower is no longer willing to continue discussions based upon the terms set forth above.

ACKNOWLEDGED:

BORROWER:	DIGITAL LIGHTWAVE, INC.

By: /s/ Jim Green

Name: Jim Green

Title: CEO

LENDER:	Optel Capital, LLC

By: /s/ Chris Phillips

Name: Chris Phillips

Title: CFO